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Exhibit 99.4

CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated April 28, 2002, as Annex C to, and the reference thereto under the caption "THE MERGER—Opinions of Fair, Isaac's Financial Advisors" in, the Joint Proxy Statement/Prospectus of Fair, Isaac and Company, Incorporated and HNC Software Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Fair, Isaac and Company, Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ SALOMON SMITH BARNEY INC.

New York, New York
May 24, 2002

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CONSENT OF SALOMON SMITH BARNEY INC.